SCHEDULE I

         ConAgra Foods, Inc.'s ("ConAgra Foods") executive officers and directors (the "Individuals") and the information required by Item 2 of Schedule 13D are listed below, along with the offices held by such Individual. Unless otherwise indicated, the business address for each Individual is c/o ConAgra Foods, Inc., One ConAgra Drive, Omaha, Nebraska 68102. Each Individual is a U.S. citizen.

      Bruce C. Rohde                   Chairman of the Board and
      One ConAgra Drive                Chief Executive Officer of ConAgra Foods
      Omaha, NE 68102

      James P. O'Donnell               Executive Vice President, Chief
      One ConAgra Drive                Financial Officer and Corporate
      Omaha, NE 68102                  Secretary of ConAgra Foods

      Dwight J. Goslee                 Executive Vice President,
      One ConAgra Drive                Operations Control and
      Omaha, NE 68102                  Development of ConAgra Foods

      Jay D. Bolding                   Senior Vice President and
      One ConAgra Drive                Corporate Controller of ConAgra Foods
      Omaha, NE 68102

      David H. Batchelder              Director of ConAgra Foods
      Relational Investors LLC
      11975 El Camino Real, Suite 300
      San Diego, CA 92130

      Mogens Bay                       Director of ConAgra Foods
      Valmont Industries, Inc.
      One Valmont Plaza
      Omaha, NE 68154

      Howard G. Buffett                Director of ConAgra Foods
      407 Southmoreland Place
      Decatur, IL 62521

      Stephen G. Butler                Director of ConAgra Foods
      3108 West 117th Street
      Leawood, KS 66211

      John T. Chain, Jr.               Director of ConAgra Foods
      2101 Indian Creek Drive
      Fort Worth, TX 76107



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      Alice B. Hayes                   Director of ConAgra Foods
      University of San Diego
      5998 Alcala Park
      San Diego, CA 92110-2492

      W.G. Jurgensen                   Director of ConAgra Foods
      Nationwide Insurance Enterprise
      One Nationwide Plaza
      Columbus, OH 43215

      Robert A. Krane                  Director of ConAgra Foods
      11 Polo Field Lane
      Denver, CO 80209

      Mark Rauenhorst                  Director of ConAgra Foods
      Opus Corporation
      10350 Bren Road West
      Minnetonka, MN 55343-9002

      Carl E. Reichardt                Director of ConAgra Foods
      Wells Fargo Bank
      420 Montgomery Street, 12th Floor
      San Francisco, CA 94104

      Ronald W. Roskens                Director of ConAgra Foods
      Global Connections, Inc.
      412 North 85th Street
      Omaha, NE 68114

      Kenneth E. Stinson               Director of ConAgra Foods
      Kiewit Construction Group, Inc.
      1000 Kiewit Plaza
      Omaha, NE 68131